EXHIBIT 23



              Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-62438) of American Water Works Company, Inc. of our report dated June 20, 1997 which appears on page 6 of this Form 11-K.



PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
June 20, 1997